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                                                                      EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement of our report, dated January 31, 1997, relating to the consolidated financial statements of Premier Bancshares, Inc. and subsidiaries, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                       MAULDIN & JENKINS, LLC

Atlanta, Georgia
May 15, 1997